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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-47417) of our reports dated January 30, 1998, relating to the financial statements of PIMCO Advisors Holdings L.P., formerly Oppenheimer Capital, L.P., and to the consolidated financial statements of PIMCO Advisors L.P., respectively, as identified on the index to financial statements included as item 8 of PIMCO Advisors Holdings L.P.'s 1997 Annual Report on Form 10-K (Form 10-K) which appear in such Form 10-K.

We also consent to the incorporation by reference to those reports in the Registration Statement on Form S-8 (No. 333-43201).


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Los Angeles, California
March 26, 1998